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                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of April 15, 1997 between MULTIPLE APPLICATION TRACKING SYSTEM, INC. (The "Company"), a Colorado corporation with offices c/o Trans World Gaming Corp. ("TWG") at One Penn Plaza, Suite 1503, New York, New York 10119-0002, and JAMES R. HARDMAN, JR., with an address at 14114 West 1st Drive, Golden, Colorado 80401 (the "Employee").

     The Company desires to engage Employee to perform services on behalf of the Company, and Employee desires to perform such services, on the terms and conditions hereinafter set forth:

     1.   EMPLOYMENT PERIOD

          The Company agrees to employ the Employee in the capacity of President of the Company and Employee agrees to serve on the terms and conditions of this Agreement for a period commencing on the date of this Agreement first above written and ending five (5) years hereafter (the "Employment Period").

     2.   DUTIES & SERVICES

          (a) During the Employment Period, Employee shall be employed in the capacity of President of the Company. In performance of his duties, Employee shall be subject to the direction of and report to the Board of Directors of the Company. Employee agrees to devote full time to the affairs of the Company, to discharge his duties hereunder to the best of his abilities and to take no action outside of the ordinary course of business that he is not specifically authorized to take by the Board of Directors of the Company. The foregoing provisions of this Section 2 shall constitute material terms of this Agreement. Employee's office shall be based in the Denver, Colorado area, but Employee shall be available to travel as the needs of the business and his obligations hereunder require. Employee shall not engage in any other business, profession or occupation for compensation or otherwise without the prior written consent of the Company's Board of Directors.

          (b) The provisions of Section 2(a) above notwithstanding, the parties agree that Employee owns the "Reserved Assets" set forth in Exhibit 2(b) hereto and made a part hereof. Employee may separately pursue the "Reserved Assets" so long as Employee does not engage in any material sales, marketing, development, or other substantive tasks, and so long as such matters do not interfere with Employee's full-time duties under this Agreement. In the event Employee believes a new idea, product, business or other matter is worthwhile to pursue, Employee shall present same to the Company for review. Should Company decide to pursue such matter, it shall do so on terms it deems appropriate; if not, Employee may not pursue any such matter independently.

     3.   COMPENSATION.

          As full compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, as follows:

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          (a)  A basic salary payable in semi-monthly installments at the annual rate of one hundred thousand dollars ($100,000) for each year of the Employment Agreement, such payments to be made in accordance with the Company's usual payroll practices.

          (b) Employee will be eligible for participation in Trans World Gaming Corp.'s ("TWG's") November 1996 Management Incentive Plan and TWG's Incentive Stock Plan, as these plans may be amended or replaced from time to time, or equivalent plans of the Company as may be established from time to time (collectively, the "Plans"). For purposes of the Plans, Employee shall be entitled to benefits at the level of and deemed to be a "Vice President of Operations" or "VP Operations".

          (c) The Company has no current plan relative to cost of living increases or salary increases, although the Company reserves the right, in its sole discretion, in the future to grant such cost of living or salary increases.

          (d) Employee shall further be entitled to participate in the present or future employee benefit plans of the Company as may be established by the Company from time to time subject to the approval of the Board of Directors if Employee meets the eligibility requirements therefor.

     4.   EXPENSES.

          Employee shall be entitled to reimbursement for reasonable travel and out-of-pocket expenses as are reasonably and necessarily incurred in the performance of Employee's duties hereunder, upon submission of written statements and/or bills in accordance with the then regular policies and procedures of the Company then in effect.

     5.   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

          Employee represents and warrants to the Company that Employee is under no contractual or other restriction which is inconsistent with the execution of this Agreement or performance of any of Employee's duties hereunder.

     6.   INVENTIONS/NON-COMPETITION/CONFIDENTIAL INFORMATION.

          (a)  DEFINITIONS

               (i) "Confidential Information" includes all past, current or future business information and records which relate to the Company (for purposes of this Section 6, "Company" shall include Company's parent companies, subsidiaries or affiliates) and which are not known to the public generally, including but not limited to technical notebook records, copyrights, patent applications, machine equipment, processes and product designs including any drawings and descriptions thereof; unwritten knowledge and "know-how"; operating instructions; training manuals; production and development processes; production schedules; customer lists; customer buying and other customer related records; product sales records; territory listings, market surveys; marketing plans; long-range plans, salary information;

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contracts; supplier lists; and correspondence, and all summaries, compilations, analyses and reproductions of the above in whatever form or format.

               (ii) "Invention" shall mean any discovery, invention, improvement, trademark, design, logo, copyright, development, process, idea, or other intellectual property right.

          (b)  INVENTIONS.

               (i) Employee shall disclose promptly to the Company any Invention, patentable or otherwise, which during the Employment Period has been or may be hereafter conceived, developed or perfected by Employee, either alone or jointly with another or others, and either during or outside the hours of such employment, and which pertains to any activity, business, process, equipment, material or product whether or not the Company has a direct or indirect interest therein except for the Reserved Assets only.

               (ii) Employee hereby grants to the Company all his right, title and interest in and to any such Invention, together with all United States and foreign Letters Patent that may at any time be granted therefor and all reissues, renewals and extension of such Letters Patent, any and all of which (whether made, held or owned by Employee, directly or indirectly), and any and all other interests or intellectual property rights shall be for the sole use and benefit of the Company, which shall be at all times entitled thereto. At the request and expense of the Company, Employee will perform any act, and prepare, execute and deliver any written instrument (including descriptions, sketches, drawings and other papers), and render all such other assistance as in the opinion of the Company may be necessary or desirable to (A) vest full right and title to each such Invention in the Company, (B) enable it lawfully to obtain and maintain such full right and title in any country whatsoever,
(C) prosecute applications for and secure patents (including the reissue, renewal and extension thereof), trademarks, copyrights and any other form of protection with regard to such Invention, and (D) prosecute or defend any interference or opposition which may be declared involving any such application or patent, and any litigation in which the Company may be involved with respect to any such Invention. The grant and the obligation set forth in this paragraph shall survive the termination of Employee's employment, and shall be binding on Employee's executors, administrators or assigns, unless waived in writing by the Company.

          (c) CONFIDENTIAL INFORMATION. Except in the event that (i) this Agreement is terminated for a reason other than for "Cause" by the Company, and
(ii) Company and/or TWG has not paid the "Copyright Transfer Payment" (defined in the "License Agreement" as defined below) or otherwise exercised its or their right to make such Copyright Transfer Payment upon termination (in which event both Company (and/or TWG) and Employee may use such Confidential Information), Employee will not, directly or indirectly, during or at any time after the Employment Period, use for himself or others, or disclose to others, any Confidential Information, whether or not conceived, developed or perfected by Employee and no matter how it became known to Employee, unless he first secures the written consent of the Company to such disclosure or use, or until the same shall have lawfully become a matter of public knowledge.

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          (d)  RETURN OF RECORDS.  Except in the event that (i) this Agreement is terminated for a reason other than for "Cause" by the Company, and
(ii) Company and/or TWG has not paid the Copyright Transfer Payment in the License Agreement or otherwise exercised its or their right to make the Copyright Transfer Payment upon termination (in which event both Company and Employee may use or maintain such records), upon termination of his employment for any reason, or at any other time upon request by Company, Employee will promptly deliver to the Company all Confidential Information and documents and records which are in his possession or under his control and which pertain to the Company, any of its activities or any of Employee's activities in the course of his employment with Company. Such documents and records include but are not limited to technical notebook records, technical reports, patent applications, drawings, reproductions, and process or design disclosure information, models, schedules, lists of customers and sales, sales records, sales requests, lists of suppliers, plans, correspondence and all copies and reproductions thereof. Employee will not retain or deliver to any third person copies, analyses, compilations, summaries or reproductions of any such documents or records.

          (e) NON-COMPETITION. Except in the event that (i) this Agreement is terminated for a reason other than for "Cause" by the Company, and (ii) Company and/or TWG has not paid the Copyright Transfer Payment in the License Agreement or otherwise exercised its or their right to make the Copyright Transfer Payment upon termination, during the Employment Period and for the one (1) year period which immediately follows the termination of employment, Employee will not, without the written consent of the Company, either as principal, shareholder, agent, consultant, employee, officer, director, partner, owner of equity interest, or otherwise, engage in any work or other activity (x) in or directly related to the specific areas or subject matters in which Employee worked during the Employment Period or (y) involving or directly related to the specific areas or subject matters in which Employee worked during the Employment Period or
(z) involving or directly related to Confidential Information of which Employee became aware or to which Employee had access during the Employment Period. Employee shall consult the Company before engaging in any activity which might violate the provisions of this section, it being understood that his activities shall be limited hereby only to the extent that such limitation is reasonably necessary for the protection of the Company's interests for the period determined in accordance with this section.

          (f) NON-SOLICITATION. Except in the event that (i) this Agreement is terminated for a reason other than for "Cause" by the Company, and (ii) Company and/or TWG has not paid the Copyright Transfer Payment in the License Agreement or otherwise exercised its or their right to make the Copyright Transfer Payment upon termination, during the Employment Period and for the one (1) year period which immediately follows the date of termination of employment, Employee shall not, directly or indirectly, knowingly, or under circumstances in which he reasonably should have known, induce any employee of the Company to engage in any activity in which Employee is prohibited from engaging by Section 6(e) above or to terminate his employment with the Company and shall not, directly or indirectly, knowingly, or under circumstances in which Employee reasonably should have known, employ or offer employment to any such person unless such person shall have ceased to be employed by the Company and such cession of employment shall have occurred at least twelve (12) months prior thereto.

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          (g)  Nothing in this Section 6 shall limit Employee's obligations under applicable law with respect to the subject matter hereof or Company's rights and remedies under applicable law.

     7.   SPECIFIC PERFORMANCE AND OTHER REMEDIES.

          Employee acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of any of the provisions of
Section 6 and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond and with written notice of two (2) business days to the Employee, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

     8.   KEY-MAN LIFE INSURANCE.

          If reasonably requested by the Company, Employee shall submit to such reasonable physical examinations and otherwise take such actions and deliver such documents as may be reasonably necessary to enable the Company at its expense and for its own benefit, to obtain "key-man" life insurance or similar insurance on the life of Employee.

     9.   TERMINATION.

          Upon a termination of the Employment Period prior to the scheduled expiration date, Employee shall be entitled to the payments described in this
Section 9.

          (a) FOR CAUSE BY THE COMPANY; BY EMPLOYEE WITHOUT GOOD REASON. The Employment Period may be terminated prior to its scheduled expiration date by the Company, subject to the provisions of this Section 9(a), "for Cause" (as defined below) or by Employee "without Good Reason" (as defined below). If the Employment Period is terminated by the Company for Cause or by Employee without Good Reason, Employee shall be entitled to receive his base salary through the date of termination, and any unreimbursed business expenses, payable promptly following the latter of the date of such termination and the date on which the appropriate documentation is provided. All other benefits following a termination of the Employment Period pursuant to this Section 9(a) shall cease except for continued medical benefits under COBRA, and vested benefits, if any, under ERISA.

          (b) DEATH; DISABILITY; BY THE COMPANY WITHOUT CAUSE; BY EMPLOYEE WITH GOOD REASON.

               (i) Employment Period shall terminate effective upon the death of the Employee.

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               (ii)  If the Employee incurs a "Disability" (as defined in the
Management Incentive Plan), the Employment Period shall terminate pursuant to the applicable provisions of the Management Incentive Plan.

               (iii) The Employment Period may be terminated prior to the scheduled expiration date by the Company without cause or by the Employee with good reason. In such event, Employee shall receive (A) continued payment of base salary in a lump sum on the termination date for the lesser of one (1) year or the remainder of the Employment Period and benefits, if any, which may have accrued as of the termination date under the Management Investment Plan; and
(B) any unreimbursed business expenses payable promptly following the latter of the date of such termination and the date upon which the appropriate documentation is provided.

          (c) DEFINITIONS. For purpose of this Section 9, the following terms shall have the following meanings:

               (i)  "Cause" shall mean:

                    (A) Employee's willful or negligent failure to substantially perform his duties under the Agreement, or a breach of this Agreement including, without limitation, the provisions of Section 6 hereof, which failure or breach continues for more than sixty (60) days after receipt by the Employee of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (A),

                    (B) any willful or negligent act or omission by Employee constituting dishonesty, fraud or other malfeasance, and any act or omission by Employee constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its affiliates,

                    (C) Employee's indictment for a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business,

                    (D)  Employee's resignation, or

                    (E) Termination of the License Agreement (the "License Agreement") of even date hereof between Employee (as Owner-licensor) and TWG (as licensee) as a result of Employee's breach thereof.

               (ii) "Good Reason" shall mean a material breach by the Company of any of its obligations under the Agreement and the License Agreement which continues for more than sixty (60) days after detailed notice to Company.

          (d) In the event of (i) termination of this Agreement or the License Agreement for any reason except as a result of a breach by Company hereunder or by TWG under the License Agreement, and (ii) the "Copyright Transfer Payment" (as defined in the License

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Agreement) has not already been paid by Company and/or TWG as of such termination date, the Company and/or TWG may, in its or their sole discretion, pay the remaining balance of the Copyright Transfer Payment to acquire full legal and equitable title to the Licensed Product, Licensed Software and Copyrights (as those terms are defined in the License Agreement) free of any encumbrances or restrictions pursuant to the provisions of
Section 12(e) of the License Agreement.

          (e) Neither Employee nor Company and/or TWG may terminate this Agreement or the License Agreement during the initial twenty-four (24) months of the Employment Period as a result of levels of Company sales or funding and marketing levels for Company products and services.

          (f) NOTICE OF TERMINATION. Any purported termination of the Employment Period prior to its scheduled expiration by the Company or by Employee shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The written notice referred to in Section 9(a) shall satisfy the requirements of this Section 9(f) if the determination of the Board of Directors referred to in Section 9(a) is subsequently made in accordance with such
Section 9(a), but the Employee's termination of employment shall not be effective until the Board of Directors by majority vote has made such determination in accordance with such Section 9(a).

          Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate the Employee's employment hereunder upon any ground permitted by law.

     10.  SURVIVAL.

          The convenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's rightful termination of employment. If any such termination is wrongful, then, except, as provided in Section 6, such convenants, agreements, representations and warranties shall not survive.

     11.  MODIFICATIONS/ENTIRE AGREEMENT.

          Except to the extent that the parties have certain obligations and rights under the License Agreement, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between the parties concerning such subject matter, and may be modified only by a written instrument duly executed by both of the parties hereto.

     12.  NOTICES.

          Any notice or other communication permitted or required to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered

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against receipt to the party to whom it is to be given; if to Employee, at his address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing and in accordance with the provisions of this Section 12), and if to the Company, as follows:
Multiple Application Tracking System, Inc. c/o Trans World Gaming Corp., at One Penn Plaza, Suite 1503, New York, NY 10119-0002 , Attn: Mr. Dominick Valenzano, with a copy to Oppenheimer Wolff & Donnelly, One Citicorp Center, 153 East 53rd Street, 26th Floor, New York, New York 10022-4611, Attn:
Richard P. Altieri, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 12. Any notice of other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     13.  WAIVER/SEVERABILITY.

          (a) WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must in writing.

          (b) SEVERABILITY. It is expressly understood and agreed that although Employee and the Company consider the restrictions contained in
Section 6 to be reasonable, if a final judicial determination is made by the court of competent jurisdiction that the time or territory restriction in
Section 6 or any other restriction contained in Section 6 is an unenforceable restriction against Employee, such provision shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in Section 6 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein. In the event that any one or more of the other provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     14.  BINDING EFFECT.

          Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to communications, encumbrance or other claims of Employee's creditors and any attempt to do any of the foregoing shall be void. The Company's rights or obligation under this Agreement shall not be transferable by assignment or otherwise, unless Employee at his sole option, elects to accept and be bound by such transfer or assignment, provided that, for purposes hereof, a change in ownership or control, corporate restructuring, merger and the like; or transfer to an affiliated entity of Company shall not be deemed a transfer or assignment requiring Employee's approval. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal

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representative and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     15.  NO THIRD PARTY BENEFICIARIES.

          This Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party to this Agreement, except as is provided in Sections 9 and 14 of this Agreement.

     16.  HEADINGS.

          The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     17.  COUNTERPARTS, GOVERNING LAW

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed and construed in accordance with the laws of the State of Colorado without giving effect to conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above-written.

                                   COMPANY:
                                   MULTIPLE APPLICATION
                                        TRACKING SYSTEM, INC.


                                   By:  /s/  Andrew Tottenham
                                        ------------------------------------
                                        Name:     Andrew Tottenham
                                        Title:    President

                                   EMPLOYEE:


                                   /s/  James R. Hardman, Jr.
                                        ------------------------------------
                                        James R. Hardman, Jr.


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